UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 14, 2009
(Date of earliest event reported)

U.S. Precious Metals, Inc.
(Exact name of registrant as specified in the charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

171 Walnut Crest Run
Sanford, Florida 32771
(Address of Principal Executive Offices)

(407) 566-9310
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-22(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c)

Section 3 – Securities and Trading Markets

Item 3.02.   Unregistered Sales of Equity Securities.

U.S. Precious Metals, Inc. (“USPR” or the “Company”) sold an additional aggregate amount of $130,000 in Convertible Promissory Notes as of May 14, 2009 (the “Notes”) to three accredited investors pursuant to a private offering by USPR of up to $1,500,000 of Notes (the “Offering”), which Offering is not subject to any underwriting discounts or commissions.

The terms of the Notes are the same as previously disclosed in our Current Report on Form 8-K, as filed on March 19, 2009. Those terms are: at the option of the holder, the Notes may be converted, at any time after June 30, 2009 and on or before the maturity date, into shares of USPR’s common stock (“Common Stock”) at a conversion price of $0.30 per share; provided, however, that if USPR is actively negotiating its next financing or if USPR has entered into a definitive agreement providing for a change of control, optional conversion features will not be applicable.

The Notes bear simple, annual interest at 16%. The maturity date of the Notes is the earlier of (A) an offering of securities by USPR in a transaction or series of related transactions in which at least $10,000,000 in gross proceeds is received by USPR (a “Qualified Financing”), (B) a change of control of USPR, or (C) the date that is 2 years after the date of issuance of the applicable Notes.

If, prior to any optional conversion, the Company completes a Qualified Financing or experiences a change of control, the principal and outstanding interest will automatically convert into shares of USPR’s Common Stock at a conversion price of $0.30 per share.

USPR is relying on Rule 506 of Regulation D as the applicable exemption from the registration requirements of the Securities Act of 1933. The Offering is being made only to “accredited investors,” as such term is defined in Rule 501 of Regulation D.

Section 8 – Other Events

Item 8.01.   Other Events.

In connection with reporting the progress of USPR’s drilling campaign, the Company inadvertently classified the mineral deposits located on the Solidaridad Concessions as proven and probable reserves. All of the Company’s mineral deposits have been estimated in accordance with the standards for mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as NI 43-101. However, USPR is a publicly traded company in the United States and is subject to regulation by the United States Securities and Exchange Commission (the “SEC”). SEC reporting requirements for disclosure of mineral properties are governed by SEC Industry Guide 7 (“Guide 7”). Canadian and Guide 7 standards are substantially different.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Precious Metals, Inc.

By:	/s/ M. Jack Kugler

Name: M. Jack Kugler
Title: Chief Executive Officer
Date: May 28, 2009